Exhibit 99.2

Vivakor Highlights Strategic Value of Its Southwestern U.S.

Midstream Infrastructure Network Amid Elevated Crude Oil Market Volatility

Company Highlights Strategic Connectivity Across Key Domestic Producing Regions

Dallas, TX – GlobeNewswire – June 17, 2026 – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, today highlighted the strategic positioning of its integrated midstream operating assets across several major U.S. producing basins amid elevated crude oil price volatility and increasing demand for domestic energy logistics infrastructure.

Vivakor is a diversified midstream energy company, operating oil terminals, trucking fleets, pipeline injection stations, and a crude oil pipeline infrastructure across several of the most active U.S. producing basins, including Permian, Delaware, Haynesville and Eagle Ford.

Vivakor’s network of operating assets in New Mexico, Oklahoma, and Texas:

Vivakor’s operating network includes pipeline-connected injection stations, terminaling infrastructure, transportation assets, and storage operations designed to support regional crude oil movement and market connectivity.

Vivakor Chairman and Chief Executive Officer James Ballengee commented, “Periods of elevated crude oil volatility typically increase the importance of strategically located transportation, storage, and pipeline-connected infrastructure across domestic oil producing regions. We believe Vivakor’s operating footprint across highly active oil basins positions the Company to support increasing regional crude oil movement through strategically connected logistics, storage and terminaling infrastructure.”

Anadarko Basin
STACK Play
Permian Basin
Haynesville Basin
Delhi Oilfield
Eagle Ford Basin
Oxy / Centurion
Plains Basin
Market Link
Permian Express
ETP / Magellan
Wink to Webster & Midland to ECHO 3
Cactus
Plains Basin

Pipeline-Connected Infrastructure Network:

●	10 pipeline injection stations in Texas and New Mexico supported by a fleet of more than 100 tanker truck fleet

●	Connecting pipelines in Texas: Centurion Pipeline (Lotus), Plains Basin Pipeline, Cactus II, Permian Express, The West Texas System (Enterprise)

●	Crude Oil Terminal (White Claw Colorado City), 120,000 bbl storage capacity with connection to the Enterprise Pipeline, Scurry Gathering System, and optionality to tie into the Midland Basin System

●	Omega Terminal in Oklahoma, 100,000 bbl storage capacity, connected to Cushing, Oklahoma through the Omega Pipeline and Plains Pipeline network

Domestic Infrastructure Demand:

Crude oil markets have experienced significant volatility during 2026, with Brent crude prices rising sharply amid heightened geopolitical tensions and supply concerns in the Middle East.

Higher oil prices typically support increased domestic drilling activity and oil production. Analysis from the Federal Reserve Bank of Dallas reports that U.S. drilling activity tends to accelerate when oil prices rise above the $70 to $80 per barrel range, supporting increased production activity and longer-term drilling programs. At current price levels, the economics for regional crude production in the Southwestern U.S. are substantially improved, increasing demand for existing transportation, storage, terminaling, and pipeline-connected infrastructure throughout the region.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services, operating one of the largest fleets of oilfield trucking services in the continental United States. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil gathering, storage, transportation, reuse, and remediation services under long-term contracts. Once operational, Vivakor’s interest in oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor and the Endeavor Entities or the date of such information in the case of information from persons other than Vivakor and the Endeavor Entities, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Endeavor Entities industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investor Contact:
P: 469-480-7175
info@vivakor.com

3